Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Nxt-ID, Inc.

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 6, 2017, relating to the financial statements of Fit Pay, Inc., for the year ended December 31, 2016, appearing in the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 6, 2017, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Anaheim, CA

November 30, 2018

/s/ Benjamin & Young, LLP

November 30, 2018

Anaheim, California